                                                                   EXHIBIT 11.01

SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                           Three Months Ended             Nine Months Ended
                                                               December 31,                  December 31,
                                                         -----------------------       -----------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                      1994           1993           1994           1993
- ----------------------------------------------           -------       ---------       -------       ---------
PRIMARY NET INCOME (LOSS) PER SHARE
Net income (loss)                                        $ 9,058       $(11,073)       $18,081       $(35,864)
Interest on assumed conversion of convertible
  subordinated debentures, and assumed
  repayment of short-term and long-term
  borrowings and investment in U.S.
  government securities, net of income
  tax effect                                                   5             --            361             --
                                                         -------       --------        -------       --------
Net income (loss), as adjusted                           $ 9,063       $(11,073)       $18,442       $(35,864)
                                                         -------       --------        -------       --------
                                                         -------       --------        -------       --------
Weighted average number of common
  shares outstanding during the period                    35,871         33,960         35,533         33,479
Shares issuable from assumed exercise
  of options                                               8,284             --          8,284             --
Shares assumed repurchased with proceeds,
  limited to 20% of total shares outstanding              (7,290)            --         (7,290)            --
                                                         -------       --------        -------       --------
Common and common stock equivalent
  shares outstanding for purpose of
  calculating primary net income (loss)
  per share                                               36,865         33,960         36,527         33,479
                                                         -------       --------        -------       --------
                                                         -------       --------        -------       --------
Primary net income (loss) per share                      $  0.25         $(0.33)         $0.50         $(1.07)
                                                         -------       --------        -------       --------
                                                         -------       --------        -------       --------

FULLY DILUTED NET INCOME (LOSS) PER SHARE
Net income (loss)                                        $ 9,058       $(11,073)       $18,081       $(35,864)
Interest on assumed conversion of convertible
  subordinated debentures, and assumed
  repayment of short-term and long-term
  borrowings and investment in U.S.
  government securities, net of income
  tax effect                                                 334             --            963             --
                                                         -------       --------        -------       --------
Net income (loss), as adjusted                           $ 9,392       $(11,073)       $19,044       $(35,864)
                                                         -------       --------        -------       --------
                                                         -------       --------        -------       --------
Weighted average number of common
  shares outstanding during the period                    35,871         33,960         35,533         33,479
Shares issuable from assumed exercise
  of options                                               8,284             --          8,284             --
Shares issuable from assumed conversion
  of convertible subordinated debentures                   2,083             --          2,083             --
Shares assumed repurchased with proceeds,
  limited to 20% of total shares outstanding              (7,082)            --         (6,895)            --
                                                         -------       --------        -------       --------
Total shares for purpose of calculating
  fully diluted net income (loss) per share               39,156         33,960         39,005         33,479
                                                         -------       --------        -------       --------
                                                         -------       --------        -------       --------
Fully diluted net income (loss) per share                $  0.24         $(0.33)         $0.49         $(1.07)
                                                         -------       --------        -------       --------
                                                         -------       --------        -------       --------
